Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP

Annual Report on Form 10-K

for the Year ended December 31, 2004

In connection with the accompanying Annual Report on Form 10-K of Pacific Mercantile Bancorp (the “Company”) for the fiscal year ended December 31, 2004 (the “Annual Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Nancy A. Gray, Chief Financial Officer of the Company, certify that:

(1) The Annual Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2005

/s/ NANCY A. GRAY
Nancy A. Gray Chief Financial Officer